Exhibit 99.1

Energy Transfer Operating, L.P. Announces 97% Final Participation

in Exchange Offers and Consent Solicitations

DALLAS, TEXAS—March 25, 2019—Energy Transfer Operating, L.P. (“ETO”) (formerly, Energy Transfer Partners, L.P., and a subsidiary of Energy Transfer LP (“ET”)) announced today the final results of its previously announced offers to exchange any and all validly tendered and accepted senior notes of each series listed in the table below issued by ET (collectively, the “Existing ET Notes”), for new notes to be issued by ETO and the related solicitations of consents to amend the indenture governing the Existing ET Notes (together, the “Exchange Offers and Consent Solicitations”). As of 11:59 p.m., New York City time, on March 22, 2019 (the “Expiration Date”), and as indicated in the table below, approximately $4.21 billion aggregate principal amount, or approximately 97%, of Existing ET Notes had been validly tendered and not validly withdrawn, such that the requisite number of consents to adopt certain amendments to the indenture governing the Existing ET Notes has been received.

The following table sets forth the aggregate principal amount of each series of Existing ET Notes that were validly tendered and not validly withdrawn as of the Expiration Date pursuant to the terms and conditions of the Exchange Offers and Consent Solicitations. The final settlement of the Exchange Offers and Consent Solicitations is expected to take place on or about March 25, 2019.

Title of Series of Existing ET Notes/CUSIP Number(s) (Collectively, the “Existing ET Notes”)	Aggregate Principal Amount Outstanding	Tenders and Consents Received as of the Expiration Date	Percentage of Total Outstanding Principal Amount of such Series of Existing ET Notes
7.500% Senior Notes due 2020 / 29273VAC4	$1,187,032,000	$1,128,540,000	95.1%
4.250% Senior Notes due 2023 / 29273VAG5	$1,000,000,000	$993,153,000	99.3%
5.875% Senior Notes due 2024 / 29273VAD2 / 29273VAE0	$1,150,000,000	$1,127,484,000	98.0%
5.500% Senior Notes due 2027 / 29273VAF7	$1,000,000,000	$955,955,000	95.6%

A Registration Statement on Form S-4 (File No. 333-229843) (the “Registration Statement”) relating to the Exchange Offers and Consent Solicitations was filed with the Securities and Exchange Commission (“SEC”) on February 25, 2019, amended by Amendment No. 1 to the Registration Statement, filed with the SEC on March 7, 2019, and declared effective by the SEC on March 20, 2019.

The Exchange Offers and Consent Solicitations were made upon the terms and subject to the conditions set forth in the prospectus dated as of March 20, 2019 (the “Prospectus”), which forms a part of the Registration Statement, and which contains the complete description of the terms and conditions of the Exchange Offers and Consent Solicitations.

The Dealer Managers for the Exchange Offers and the Solicitation Agents for the Consent Solicitations are:

Citigroup 388 Greenwich Street, 7th Floor New York, New York 10013 Attn: Liability Management Group Collect: (212) 723-6106 Toll-Free: (800) 558-3745	J.P. Morgan J.P. Morgan Securities LLC 383 Madison Avenue New York, New York 10179 Attention: Liability Management Group Collect: (212) 834-3424 Toll-Free: (866) 834-4666	TD Securities TD Securities (USA) LLC 31 West 52nd Street New York, New York 10019 Attn: Liability Management Group Toll-Free: (855) 495-9846

The Information Agent and Exchange Agent for the Exchange Offers and Consent Solicitations is:

Global Bondholder Services Corporation

65 Broadway, Suite 404

New York, New York 10006

Banks and Brokers Call Collect: (212) 430-3774

All Others Call Toll-Free: (866) 924-2200

This press release shall not constitute an offer to sell, or a solicitation of an offer to buy, any of the securities described herein and is also not a solicitation of the related consents. The Exchange Offers and Consent Solicitations were made only pursuant to the terms of the Prospectus and the other related materials.

Energy Transfer Operating, L.P. owns and operates one of the largest and most diversified portfolios of energy assets in the United States. Strategically positioned in all of the major U.S. production basins, its core operations include complementary natural gas midstream, intrastate and interstate transportation and storage assets; crude oil, natural gas liquids (NGL) and refined product transportation and terminalling assets; NGL fractionation; and various acquisition and marketing assets. Energy Transfer Operating, L.P.’s general partner is owned by Energy Transfer LP (NYSE: ET).

Energy Transfer LP (NYSE: ET) owns and operates one of the largest and most diversified portfolios of energy assets in the United States, with a strategic footprint in all of the major U.S. production basins, ET is a publicly traded limited partnership with core operations that include complementary natural gas midstream, intrastate and interstate transportation and storage assets; crude oil, natural gas liquids (NGL) and refined product transportation and terminalling assets; NGL fractionation; and various acquisition and marketing assets. ET, through its ownership of Energy Transfer Operating, L.P., formerly known as Energy Transfer Partners, L.P., also owns the general partner interests, the incentive distribution rights and 28.5 million common units of Sunoco LP (NYSE: SUN), and the general partner interests and 39.7 million common units of USA Compression Partners, LP (NYSE: USAC).

Forward-Looking Statements

Statements about the Exchange Offers and Consent Solicitations may be forward-looking statements. Forward-looking statements can be identified by words such as “anticipates,” “believes,” “intends,” “projects,” “plans,” “expects,” “continues,” “estimates,” “goals,” “forecasts,” “may,” “will” and other similar expressions. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside the control of ETO, and a variety of risks that could cause results to differ materially from those expected by management of ETO. Important information about issues that could cause actual results to differ materially from those expected by management of ETO can be found in ETO’s public periodic filings with the SEC, including its Annual Report on Form 10-K. ETO undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

Energy Transfer Operating, L.P.

Investor Relations:

William Baerg, Brent Ratliff, Lyndsay Hannah, 214-981-0795

or

Media Relations:

Vicki Granado and Lisa Dillinger, 214-840-5820